PROXY	Exhibit 99.1

ANFI, INC.

SOLICITED BY THE BOARD OF DIRECTORS OF
ANFI, INC. FOR THE SPECIAL MEETING OF SHAREHOLDERS

The undersigned shareholder of ANFI, Inc. (“ANFI”) hereby appoints Michael C. Lowther and Carl A. Strunk and each of them, as attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of ANFI which the undersigned is entitled to vote at the Special Meeting of Shareholders of ANFI to be held on                     , 2003, at The Irvine Mariott Hotel, 18000 Von Karman Avenue, Irvine, California 92612 at       local time, and any adjournments or postponements thereof, as fully and with the same force and effect as the undersigned might or could do if present, as follows:

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF ANFI AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE SPECIAL MEETING.

The Board of Directors recommends a vote “FOR” Proposal 1.

This proxy may be revoked at any time before it is voted by: (i) filing with Carl A. Strunk, Chief Financial Officer of ANFI at or before the special meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to Mr. Strunk at or before the special meeting; or (iii) attending the special meeting and voting in person (although attendance at the special meeting will not in and of itself constitute revocation of this proxy).

The undersigned acknowledges receipt from ANFI, prior to the execution of this proxy, of notice of the special meeting and a proxy statement/prospectus.

(Continued and to be signed on other side)

FOLD AND DETACH HERE

Please mark your votes as indicated in this example.	X

1.	To approve the Agreement and Plan of Merger dated as of January 9, 2003, as amended by First Amendment to Agreement and Plan of Merger, dated as of February , 2003, by and among ANFI, Inc., Fidelity National Financial, Inc., and ANFI Merger Sub, Inc. and the transactions contemplated thereby.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To transact such other business as may properly come before the meeting.

DO YOU PLAN TO ATTEND THE MEETING:		YES ☐	NO ☐

When signing as attorney, executor, officer, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Signature(s)____________________________________________________________ Dated:__________________________, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet _________________		Telephone _________________		Mail
Use the Internet to Vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.